CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 4.28

FIFTH AMENDMENT

This is to confirm the amendment to SATTE FACILITY LEASE AGREEMENT (hereinafter referred to as “the Agreement”) executed on March 29, 2018, which incorporates its first AMENDMENT on July 26, 2019, its second AMENDMENT on April 24, 2020, its third AMENDMENT on June 20, 2020 and its fourth AMENDMENT on August 23, 2021 between Toppan Inc. (formerly known as　Toppan Printing Co., Ltd.) and VTS-TOUCHSENSOR Co., LTD (collectively referred to as the “Parties”).

1.	The Parties agree that the term of the Agreement shall be extended for additional twelve (12) months, ending March 31, 2023
2.	The Parties agree to replace the Schedule 2 in the Agreement with the Schedule 2 attached hereto.
3.	The Parties agree to replace the Schedule 3 in the Agreement with the Schedule 3 attached hereto
4.	This amendment shall have the effect on April 1, 2022.
5.	Except as specifically provided hereinabove, the Parties shall comply with the terms and conditions of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the dated indicated below.

14 Ma
Toppan Inc.		VTS-TOUCHSENSOR Co., LTD.

Date:	March 14, 2022	Date:	March 13, 2022

By:	/s/ Kazunori Katsumura	By:	/s/ Mario Bernardo N.Santos
Name: Kazunori Katsumura		Name: Mario Bernardo N.Santos
Title: Senior General Manager		Title: Managing Director

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 2

[Satte Factory]

Maintenance Item List

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule3

[***]